Exhibit 99.1

Compass Diversified Announces Amendments to Management Services Agreement Reducing Management Costs and Further Strengthening Shareholder Alignment

•Reduces fixed economics paid to CODI's external manager from the current 2.00% base management fee to 1.375% at current Adjusted Net Assets levels, with 1.25% paid as a base management fee and 0.125% paid as a Share Alignment Award intended to support increased CODI share ownership by the external manager
•Introduces a separate Performance-Based Award that must be earned through shareholder-return and operating-performance results with a target grant value equal to 0.125% of average Adjusted Net Assets
•Strengthens ownership alignment and governance safeguards, including share ownership guidelines, clawback protections and Compensation Committee oversight
•CODI’s subsidiaries continue to perform well; Company reaffirms previously issued full-year outlook
Westport, Conn., July 13, 2026 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, today announced that it has entered into a Ninth Amended and Restated Management Services Agreement (the “Amended MSA”) with Compass Group Management LLC (the “Manager”), the Company’s external manager. The Amended MSA becomes effective upon execution, with the revised fee and incentive-award provisions taking effect on January 1, 2027. The Amended MSA follows a Board-led review that considered investor perspectives, market practices and pre-existing contractual requirements. In addition to reducing management fees, it is designed to further strengthen alignment with shareholder outcomes.
The Amended MSA reduces the base management fee rate from 2.00% to 1.25% of Adjusted Net Assets ("ANA") at the Company’s current ANA levels and caps 2027 base management fees at $30 million. It also replaces the existing incentive fee with a Share Alignment Award designed to build CODI share ownership by senior Manager personnel and a Performance-Based Award earned through shareholder-return and operating-performance results, each as described below. Based on current estimates, total 2027 management fees are expected to decline by approximately $19 million to $22 million compared to what the existing formula would have produced, depending on the Company’s ANA for 2027 and the level of payout under the Performance-Based Award.
“Following a thoughtful Board-led review and negotiations with the Manager, we reached a constructive agreement that reduces fees and further strengthens alignment with long-term shareholder outcomes,” said Larry Enterline, Independent Board Chair of CODI. “We are not satisfied with CODI’s current market valuation, and we continue to take concrete steps to help better translate the underlying value of our businesses into shareholder value. The revised framework is expected to create meaningful economic value for shareholders and to support CODI's focus on accelerating deleveraging, strengthening financial flexibility and positioning the Company to efficiently return capital to shareholders."
“This is an important agreement for CODI,” said Elias Sabo, Chief Executive Officer of CODI. “As CODI enters its next phase, the amended MSA better supports the Company’s priorities and further strengthens alignment with shareholders. The framework is lower-cost, more performance-based and more closely aligned with how CODI intends to create long-term value. With the agreement in place, we remain focused on advancing our strategic priorities, supporting our subsidiaries and delivering results.”
Key Terms of the Amended MSA
•Lower base management fees: The base management fee declines from the 2.00% rate CODI currently pays to 1.25% on the first $3 billion of ANA, 1.125% on the next $2 billion of ANA, and 1.00% on the ANA above $5 billion. For 2027, base management fees are capped at $30 million.
•Greater alignment with shareholder outcomes: The Amended MSA replaces the existing incentive fee with two awards linking a greater portion of the Manager's economics to shareholder and operating performance:
◦Share Alignment Award: 0.125% of average ANA, settled in cash and intended to help build meaningful CODI share ownership by senior Manager personnel under ownership guidelines the Manager will implement.
◦Performance-Based Award: a cash-settled award with a target grant value equal to 0.125% of average ANA, weighted 70% to relative total shareholder return and 30% to EBITDA performance. The TSR component pays nothing if CODI's total shareholder return is negative, and, for 2027, pays nothing unless CODI's share price plus distributions reaches at least $17.25 at the end of 2027.
•Ownership alignment: The Amended MSA is designed to promote meaningful share ownership in CODI by the Manager and its senior leadership, through share ownership guidelines adopted and maintained by the Manager and certified annually to the Compensation Committee.
•Governance safeguards: The Amended MSA includes clawback and recoupment provisions and Compensation Committee authority to establish and certify performance objectives and payouts.
•Transition to an equity-based structure: CODI and the Manager intend to seek shareholder approval at CODI's 2027 annual meeting for an equity-based incentive structure which, if approved, would become the go-forward program beginning in 2028 and replace the cash-based Share Alignment Award and Performance-Based Award.
Collectively, CODI’s subsidiaries continue to perform well, and the Company is reaffirming its previously issued full-year 2026 outlook.
The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended MSA, which is filed as an exhibit to CODI’s Current Report on Form 8-K filed with the SEC today.

About Compass Diversified (“CODI”)
CODI has consistently executed its strategy of owning and managing a diverse set of middle-market businesses. CODI leverages its permanent capital base and long-term disciplined approach, maintaining controlling ownership interests in each of its subsidiaries and maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and seeks to generate strong returns through its culture of transparency, alignment and accountability.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations regarding its outlook and future performance; CODI’s plans and priorities relating to leverage reduction, financial flexibility and capital allocation; CODI’s future ANA and future amounts payable to the Manager; CODI’s future share price, TSR and EBITDA performance; the expected benefits of the Amended MSA; and the pursuit, shareholder approval and implementation of a potential equity-based incentive structure. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on current expectations, estimates, forecasts and assumptions and information available as of the date of this press release. These statements involve risks and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to: changes in the economy, financial markets and political environment, including changes in inflation, interest rates and U.S. tariff and import/export regulations; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, or social, civil or political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we have made or may make; the ability to successfully complete divestitures that we may execute; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; the cooperation of, and future concessions granted by, CODI’s lenders; control deficiencies identified or that may be identified in the future that will result in material weaknesses in CODI’s internal control over financial reporting; and litigation relating to Lugano, including CODI’s representations regarding its financial statements, and current and future litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the Lugano investigation or related matters. Please see CODI’s Annual Report on Form 10-K filed with the SEC on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Compass Diversified Investor Relations
irinquiry@compassdiversified.com